Exhibit 23.1

KPMG LLP PO Box 10426 777 Dunsmuir Street Vancouver BC V7Y 1K3 Canada Telephone (604) 691-3000 Fax (604) 691-3031

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Atlas Corp.

We consent to the use of our reports dated April 10, 2020, with respect to the consolidated balance sheet of Atlas Corp. as of December 31, 2019, the related consolidated statements of operations, shareholder’s equity and cash flows for the period from the date of incorporation on October 1, 2019 to December 31, 2019, and the related notes, and with respect to the effectiveness of internal control over financial reporting as of December 31, 2019, incorporated by reference herein, in the Registration Statement on Form S-8, filed by Atlas Corp.

Chartered Professional Accountants

Vancouver, Canada

June 30, 2020

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity. KPMG Canada provides services to KPMG LLP.